    As filed with the Securities and Exchange Commission on April 25, 1996

                                                      Registration No. 33-______

- -------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             WHIRLPOOL CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                          38-1490038
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)           Identification No.)


           2000 M63 North                       49022-2692
        Benton Harbor, Michigan                 (Zip Code)
(Address of principal executive offices)

                             WHIRLPOOL CORPORATION
                     1989 OMNIBUS STOCK AND INCENTIVE PLAN
                              (Title of the Plan)

                             Robert T. Kenagy, Esq.
                           Associate General Counsel
                             Whirlpool Corporation,
                         Law Department, Mail Drop 2200
                                2000 North M-63
                      Benton Harbor, Michigan 49022-2692
                    (Name and address of agent for service)

       Registrant's telephone number, including area code (616)-923-5000


                      (Cover page continued on next page)



                          Exhibit index on page:    5
                           Total number of pages:  11

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------
                                                Proposed
                                  Proposed      maximum
Title of          Amount          maximum      aggregate    Amount of
securities         to be       offering price   offering   registration
to be         registered/(1)/  per share/(2)/  price/(2)/      fee
registered
- -----------------------------------------------------------------------
Common Stock,       400,000      $57.75       $23,100,000   $7,965.50
par value            shares
$1.00 per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of common stock of Whirlpool Corporation on April 19, 1996, as reported on the New York Stock Exchange Composite Tape.

                           STATEMENT OF INCORPORATION
                           --------------------------



The contents of Registration Statements No. 2-64261 and 33-21360 are hereby incorporated by reference into this document.



                                    EXHIBITS
                                    --------

Exhibit No.
- -----------

    5                        Opinion of Robert T. Kenagy, Esq. re: legality

    23(a)                    Consent of Ernst & Young LLP

    23(b)                    Consent of Price Waterhouse L.L.P.

    23(c)                    Consent of Robert T. Kenagy (Included in Exhibit 5)

    24                       Powers of Attorney

                                   SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing in Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on April 25, 1996.

Whirlpool Corporation

By:  Daniel F. Hopp, Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                                    Date
- ---------               -----                                    ----
David R. Whitwam*       Director, Chairman of the Board and
                          Chief Executive Officer

William D. Marohn*      Director, President, and Chief
                          Operating Officer

Victor A. Bonomo*       Director

Robert A. Burnett*      Director

Herman Cain*            Director

Allan D. Gilmour*       Director

Kathleen J. Hempel*     Director

Arnold G. Langbo*       Director

Miles L. Marsh*         Director

Philip L. Smith*        Director

Paul G. Stern*          Director

Janice D. Stoney*       Director

John P. Cunningham*     Executive Vice President and Chief
                          Financial Officer (Principal Financial
                          Officer)

Robert G. Thompson*     Corporate Vice President and
                          Controller (Principal
                          Accounting Officer)

*By:   /s/ Daniel F. Hopp             Attorney in Fact           April 25, 1996
       ------------------------------
           Daniel F. Hopp

                                 EXHIBIT INDEX
                                 -------------


Exhibit                        Description                      Sequentially
Number                         of Document                      Numbered Page
- -------                        -----------                      -------------

5          Opinion of Robert T. Kenagy, Esq. re: legality              6

23(a)      Consent of Ernst & Young LLP                                8

23(b)      Consent of Price Waterhouse L.L.P.                          9

23(c)      Consent of Robert T. Kenagy (Included in Exhibit 5)        --

24         Powers of Attorney                                         10
